UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

QUADRA PROJECTS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-53156	45-0588917
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

6130 ELTON AVENUE, LAS VEGAS, NV		89107
(Address of principal executive offices)		(Zip Code)

1-888-597-8899 (Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
         ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of comments received from the SEC on the Form 10-K of Quadra Projects Inc. (the “Company”) for the year ended November 30, 2008, filed on March 4, 2009, the Company will be amending and restating the annual and quarterly financial statements listed below and report of its independent registered public accounting firm, as applicable.

The Company’s previously issued financial statements and filings are being restated to correct the valuation of common shares that were issued to the former President on June 30, 2007. In addition, the value assigned to those shares had been initially capitalized as organization costs and will be expensed in the amendments.

As a result, the following quarterly and annual filings will be amended:

·	Form 10-Q for the fiscal quarter ended February 28, 2008, filed April 7, 2008

·	Form 10-Q for the fiscal quarter ended May 31, 2008, filed July 2, 2008, as amended by Form 10- Q, Amendment No. 1 for the fiscal quarter ended May 31, 2008, filed July 14, 2008

·	Form 10-Q for the fiscal quarter ended August 31, 2008, filed September 24, 2008

·	Form 10-K for the fiscal year ended November 30, 2008 and 2007, filed March 4, 2009

·	Form 10-Q for the fiscal quarter ended February 28, 2009, filed April 14, 2009

·	Form 10-Q for the fiscal quarter ended May 31, 2009, filed July 17, 2009

A restatement of the financial statements contained in the above noted filings was necessary to properly value the 9,000,000 common shares (now 18,000,000 common shares as a result of a 2 for 1 stock split completed on April 16, 2009) that were issued to the former President as compensation for the organization and formation of the Company on June 30, 2007. These shares were previously valued at a cost of $1,800; however, the fair value should be $14,400 based on the value of shares sold on September 20, 2007, when 29 of our shareholders paid $10,000 to acquire 12,500,000 of our common shares (post 2 for 1 stock split) at a price of $0.0008 per share.

In order to correct the errors noted above, the Company intends to file amended and restated Form 10-K and Form 10-Q listed above. Management has discussed these matters with the Company’s independent public accounting firm.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

September 14, 2009	/s/ Claude Diedrick
Date	Claude Diedrick, President